UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  December 4, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, The European Investment Bank (the “EIB”), the lender to Curetis GmbH (“Curetis”), OpGen, Inc.’s (the “Company”) wholly owned subsidiary, under that certain Finance Contract, originally dated December 12, 2016, as amended, by and between Curetis and the EIB (the “Finance Contract”), terminated that certain Standstill Agreement, by and among Curetis, as borrower, the Company and Ares Genetics GmbH, the Company’s indirect wholly owned subsidiary, as guarantors, and the EIB, as lender, on November 20, 2023. Under the Standstill Agreement, the EIB had agreed not to take any action or exercise any rights with respect to certain defaults by Curetis under the Finance Contract. Thereafter, on December 4, 2023, the Company received a notice from the EIB stating that Curetis is in default of the Finance Contract as a result of, among other things, Curetis’ failure to repay when due certain outstanding indebtedness under the Finance Contract. In its notice, the EIB stated that, as of November 16, 2023, the aggregate amount of principal, accrued interest and all other amounts owed by Curetis to the EIB under the Finance Contract was approximately 9.66 million euro and that interest will continue to accrue in accordance with the Finance Contract until all amounts owed are paid in full. Pursuant to that certain Guarantee and Indemnity Agreement, dated July 9, 2020 (the “Guaranty”), between the EIB and the Company, the EIB demanded that the Company, as guarantor, immediately repay the EIB all amounts owed to the EIB under the Finance Contract and reserved all of its other rights and remedies in connection with the Finance Contract.

The Company is currently unable to repay the amount asserted by the EIB as owed under the Finance Contract. Accordingly, if the Company is unable to negotiate a successful resolution of the alleged defaults with the EIB and the EIB enforces payment of the amounts owed under the Finance Contract and Guaranty through judicial means, it would have a material adverse effect on the Company’s liquidity, financial condition and the Company’s ability to continue to operate and could cause the Company to file for bankruptcy protection. There can be no assurances or guaranty that the Company’s efforts will result in a successful resolution of such defaults.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2023	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer